Exhibit 4.5

COMMITMENT REDUCTION AGREEMENT

This Commitment Reduction Agreement (this “Agreement”) is entered into as of January 14, 2009, by and among TW TELECOM INC., formerly known as Time Warner Telecom Inc. (“TWTC”), TW TELECOM HOLDINGS INC., formerly known as Time Warner Telecom Holdings Inc. (the “Borrower”), the Revolving Lenders (as defined in the Credit Agreement referred to below) and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent under the Credit Agreement referred to below (the “Administrative Agent”).

STATEMENT OF PURPOSE

TWTC, the Borrower, the Revolving Lenders and the Administrative Agent are party to the Credit Agreement dated as of October 6, 2006 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”).

The Borrower and Lehman Brothers Commercial Bank (“LBCB”), a Revolving Lender, have agreed to terminate the entire Revolving Commitment of LBCB. Defined terms in the Credit Agreement have the same meanings where used herein, unless otherwise defined.

Subject to the terms and conditions of this Agreement, the Administrative Agent and the Revolving Lenders are willing to consent to the termination of the entire Revolving Commitment of LBCB.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized undefined terms used in this Agreement shall have the meanings assigned thereto in the Credit Agreement.

2. LBCB Commitment Termination. Effective as of the Effective Date (as defined below): (a) the Revolving Commitment of LBCB shall be terminated in full for all purposes of the Credit Agreement and the Revolving Commitment of LBCB for all purposes of the Credit Agreement shall be zero Dollars; (b) the aggregate amount of the Total Revolving Commitments (after giving effect to the termination of LBCB’s Revolving Commitment) shall be $80,000,000; and (c) LBCB shall no longer be a Revolving Lender, and (d) except as expressly contemplated by clauses (a) and (b) above, all rights, privileges, duties and obligations of the Administrative Agent, the Collateral Agent, the Lenders (including the obligation of each Lender (other than LBCB) pursuant to its Revolving Commitment), TWTC and the Borrower shall remain in full force and effect unmodified hereby. For the avoidance of doubt, immediately upon the effectiveness of this Agreement, the Revolving Commitments of each Revolving Lender shall be as set forth on the Revolving Commitment Schedule attached hereto as Annex I.

3. Release. Immediately upon receipt by the Borrower of a repayment and refunding by LBCB of any and all commitment fees paid (if any) by the Borrower to LBCB pursuant to Section 2.9 of the Credit Agreement for the period from and including the Effective Date to and including the Date hereof, each of TWTC, the Borrower and each Subsidiary Guarantor hereby unconditionally and irrevocably waive all claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, which any of them may have or claim to have against LBCB or its agents, employees, officers, affiliates, directors, representatives, attorneys, successors and assigns (collectively, the “Released Parties”) to the extent arising out of or in connection with the Revolving Facility, as defined in the Credit Agreement (collectively, the “Claims”). Each of the Each of TWTC, the Borrower and each Subsidiary Guarantor further agree forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Released Parties with respect to any and all of the foregoing described waived, released, acquitted and discharged Claims or from exercising any right or recoupment of setoff that it may have under a master netting agreement or otherwise against any Released Party with respect to Obligations (as defined in the Credit Agreement) under the Revolving Facility. Each of the Released Parties shall be a third party beneficiary of this Agreement.

4. Effectiveness. Once each of the following conditions has been satisfied, this Agreement shall be deemed to have become effective as of September 15, 2008 (the “Effective Date”):

a.	Agreement Documents. The Administrative Agent shall have received (i) a duly executed counterpart of this Agreement from the Administrative Agent, the Borrower and each Subsidiary Guarantor and (ii) Authorizations (in the form attached hereto as Annex II) from each of the Revolving Lenders.

b.	Fees and Expenses. The Administrative Agent shall have been reimbursed for all fees and out of pocket charges and other expenses incurred in connection with this Agreement, including, without limitation, the fees and expenses referred to in Section 8 of this Agreement, the Credit Agreement and the transactions contemplated hereby and thereby.

5. Acknowledgement of Subsidiary Guarantors; Reaffirmation of Security Documents.

a.	By its execution hereof, each Subsidiary Guarantor hereby expressly (i) consents to the modifications and amendments set forth in this Agreement, (ii) reaffirms all of its respective covenants, representations, warranties and other obligations set forth in the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party and (iii) acknowledges, represents and agrees that its respective covenants, representations, warranties and other obligations set forth in the Guarantee and Collateral Agreement and the other Loan Documents to which it is a party remain in hill force and effect.

b.	(b)TWTC, the Borrower and each Subsidiary Guarantor hereby confirms that each of the Security Documents to which it is a party shall continue to be in full force and effect and is hereby ratified and reaffirmed in all respects.

6. Effect of Agreement. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents (including, without limitation, all amendments, modifications or consents undertaken in connection therewith prior to the date hereof) shall be and remain in full force and effect. The agreements contained herein are specific and limited and shall not constitute a modification of any other provision of the Credit Agreement, the other Loan

Documents or any other document or instrument entered into in connection therewith or a future modification, acceptance or waiver of the provisions set forth therein.

7. Representations and Warranties/No Default. By its execution hereof, TWTC, the Borrower and each Subsidiary Guarantor hereby represents and warrants that each of the representations and warranties contained in the Credit Agreement are true and correct in all material respects (unless stated to relate to a specific earlier date, in which case, such representations and warranties are true and correct in all material respects as of such earlier date) and no Default or Event of Default has occurred and is continuing.

8. Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

9. Governing Law. This Agreement and the rights and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

10. Counterparts. This Agreement may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

11. Fax Transmission. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to he duly executed as of the date and year first above written.

TW TELECOM HOLDINGS INC.				TW TELECOM INC.

By:	/s/ Tina A. Davis			By:	/s/ Tina A. Davis
	Name:	Tina A. Davis			Name:	Tina A. Davis
	Title:	Senior Vice President and Deputy General Counsel			Title:	Senior Vice President and Deputy General Counsel

TW TELECOM MANAGEMENT CO. LLC

By:	TW TELECOM HOLDINGS INC., Its sole member

By:	/s/ Tina A. Davis
	Name:	Tina A. Davis
	Title:	Senior Vice President and Deputy General Counsel

TW TELECOM HOLDINGS II LLC

TW TELECOM OF ARIZONA LLC

TW TELECOM OF COLORADO LLC

TW TELECOM OF IDAHO LLC

TW TELECOM OF ILLINOIS LLC

TW TELECOM OF MINNESOTA LLC

TW TELECOM OF NEW MEXICO LLC

TW TELECOM OF OHIO LLC

TW TELECOM OF OREGON LLC

TW TELECOM OF SOUTH CAROLINA LLC

TW TELECOM OF TENNESSEE LLC

TW TELECOM OF TEXAS LLC

TW TELECOM OF UTAH LLC

TW TELECOM OF WASHINGTON LLC

TW TELECOM OF CALIFORNIA L.P.

TW TELECOM OF FLORIDA L.P.

TW TELECOM OF GEORGIA L.P.

TW TELECOM OF HAWAII L.P.

TW TELECOM OF INDIANA L.P.

TW TELECOM OF NEW JERSEY L.P.

TW TELECOM OF NORTH CAROLINA L.P.

TW TELECOM OF NEW YORK L.P.

TW TELECOM OF WISCONSIN L.P.

TW TELECOM L.P.

By:	TW TELECOM HOLDINGS INC., the sole member of each			By:	TW TELECOM HOLDINGS INC., the general partner of each

	By:	/s/ Tina A. Davis			By:	/s/ Tina A. Davis
		Name:	Tina A. Davis			Name:	Tina A. Davis
		Title:	Senior Vice President and Deputy General Counsel			Title:	Senior Vice President and Deputy General Counsel

TW TELECOM OF ALABAMA LLC

TW TELECOM OF ARKANSAS LLC

TW TELECOM OF D.C. LLC

TW TELECOM OF KANSAS CITY LLC

TW TELECOM OF KENTUCKY LLC

TW TELECOM OF LOUISIANA LLC

TW TELECOM OF MARYLAND LLC

TW TELECOM OF MISSISSIPPI LLC

TW TELECOM OF NEVADA LLC

TW TELECOM OF OKLAHOMA LLC

TW TELECOM OF VIRGINIA LLC

By:	TW TELECOM MANAGEMENT CO. LLC,
the sole member of each

	By:	/s/ Tina A. Davis
		Name:	Tina A. Davis
		Title:	Senior Vice President and Deputy General Counsel

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent and as a Lender, on behalf of itself and each of the Revolving Lenders

By:	/s/ Russ Lyons
	Name:	Russ Lyons
	Title:	Director

LEHMAN BROTHERS COMMERCIAL BANK, as a Lender

By:	/s/ Brian Halbeisen
	Name:	Brian Halbeisen
	Title:	Vice President